UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2010

BROOKLYN FEDERAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-51208	20-2659598
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

81 Court Street Brooklyn, NY	11201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (718) 855-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

Effective September 28, 2010, Brooklyn Federal Bancorp, Inc. (the “Company”), BFS Bancorp, Inc. (the “MHC”), Brooklyn Federal Savings Bank (the “Bank”), and the Office of Thrift Supervision (the “OTS”) entered into supervisory agreements.  The agreements provide, among other things, that within specified time frames:

●
the Bank must submit for review and approval by the OTS a detailed business plan to strengthen and improve the Bank’s core earnings, reduce expenses, maintain appropriate levels of liquidity and achieve profitability on a consistent basis and submit quarterly reports to the OTS regarding compliance with the plan;

●
the Bank must submit for review and approval by the OTS a written program for identifying, monitoring and controlling risks associated with concentration of credits and submit quarterly reports to the OTS regarding compliance with the program;

●	the Bank must submit for review and approval by the OTS revisions to its credit administration policies, procedures, practices and controls;

●
the Bank must retain an independent consultant with expertise in loan underwriting and credit administration to review, evaluate and report on the staffing resources dedicated by the Bank to support the loan underwriting and credit administration functions of the Bank;

●	the Bank must submit for review and approval by the OTS a written internal asset review and classification program;

●
the Bank must revise its policies, procedures and methodologies relating to the allowance for loan and lease losses and submit quarterly reports to the OTS regarding compliance with its revised policies;

●
the Bank must submit for review and approval by the OTS a detailed written plan with specific strategies, targets and timeframes to reduce the Bank’s level of problem assets and submit quarterly reports to the OTS regarding compliance with the plan;

●
the Bank must retain a qualified independent consultant, acceptable to the OTS, to conduct a review and analysis of the Bank’s non-homogenous loan portfolio and prepare a written workout plan and strategy for each loan and/or loan relationship greater than $500,000, and submit a quarterly workout status report to the Board of Directors;

●
the Bank may not make, invest in or purchase any new commercial real estate loans, and may not extend, refinance or otherwise modify classified or special mention loans, except under certain conditions;

●
the Bank must retain an independent consultant, acceptable to OTS, to conduct an evaluation of the performance of the Bank’s senior executive officers and board of directors, and submit such management study to the OTS

●
the Bank will not be permitted to increase its total average assets during any quarter in excess of an amount equal to the net interest credited on deposit liabilities during the prior quarter, without the prior written non-objection of the OTS;

●	the Bank must comply with regulations limiting its ability to accept, renew or roll over brokered deposits;

●
the Bank will not be permitted to declare a dividend without the prior written approval of the OTS, and the Company and the MHC can not declare or pay dividends or make any other capital distributions without prior OTS approval;

●
the Bank will not be permitted to enter into, renew or modify any contractual arrangement relating to compensation or benefits for any senior executive officers or directors, unless it provides prior written notice of the proposed transaction to the OTS;

●	the Bank must comply with regulatory prior notification requirements with respect to changes in directors and senior executive officers;

●
the Company and the MHC must submit for review and approval by the OTS a written financial plan for the three year period of October 1, 2010 to September 30, 2013, including plans and strategies to address present and future capital needs; and

●	the Company and the MHC can not declare or pay dividends or make any other capital distributions without prior OTS approval.

The foregoing description of the Supervisory Agreements is qualified in its entirety by reference to the Supervisory Agreements issued to the Company, the MHC and the Bank, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None

(b)	Pro forma financial information. None

(c)	Shell company transactions. None

(d)	Exhibits.

10.1	Supervisory Agreement by and through the Board of Directors of Brooklyn Federal Savings Bank and the Office of Thrift Supervision, dated September 28, 2010
10.2	Supervisory Agreement by and through the Boards of Directors of BFS Bancorp, MHC and Brooklyn Federal Bancorp, Inc., and the Office of Thrift Supervision, dated September 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN FEDERAL BANCORP, INC.

DATE: October 4, 2010	By:	/s/ Richard A. Kielty
Richard A. Kielty
President and Chief Executive Officer